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                           CERTIFICATE OF DESIGNATION
                                       OF
                               SERIES A PREFERRED
                           OPERATING PARTNERSHIP UNITS
                                       OF
                          LIMITED PARTNERSHIP INTEREST
                                       OF
                        ACADIA REALTY LIMITED PARTNERSHIP



                            Series A Preferred Units

         A series of ______ operating units of Preferred Limited Partnership Interests, par value $0.001 per unit of ACADIA REALTY LIMITED PARTNERSHIP (the "Company"), a Delaware limited partnership, shall be created and be designated "Series A Preferred Units" having the following rights and preferences:

         DESIGNATION OF SERIES A PREFERRED UNITS. The rights, references, powers, privileges and restrictions, qualifications and limitations granted to or imposed upon the Series A Preferred Units (referred to hereinafter sometimes as the "Designation") shall be as set forth below. This Certificate of Designation shall incorporate by reference the terms and obligations set forth in Article 13 of that certain Agreement of Contribution between AmCap, Incorporated, Berlind Group, Inc., H. Robert Holmes, Lennox Securities, Inc. and Ralph Worthington IV and Pacesetter/Ramapo Associates, Acadia Pacesetter LLC ("Acadia"), the Company and Acadia Realty Trust, dated as of November 8, 1999. The Company may issue other additional series of Preferred Units whose rights, preferences, powers, privileges and restrictions, qualifications and limitations regarding Distributions (as hereinafter defined) and or liquidation are either subordinate to, or pari passu with, the Designations of the Series A Preferred Units, but in no event shall the Company issue any other Series A Preferred Units except to the holders thereof in accordance with the terms hereof. Notwithstanding anything to the contrary contained herein, the Company may issue Preferred Units which are senior to the Series A Preferred Units but only in exchange for a cash capital contribution. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Company's Amended and Restated Partnership Agreement, dated as of March 22, 1999, (the "Partnership Agreement"). The Partnership Agreement is on file at the principal place of business of the Company and copies will be made available on request and without cost to any unit holder of the Company so requesting.

         1. Stated Value. The stated value of the Series A Preferred Units shall be One Thousand Dollars ($1,000.00) per unit (the "Stated Value").

         2. Distributions,

                  (a) Subject to Section 2(b) below, commencing from the date of initial Issuance of units of Series A Preferred Units (the "Date of Issuance"), distributions (the "Distributions") on each unit of Series A Preferred Units shall be payable in arrears quarterly in an amount equal to the greater of(i) $22.50 or (ii) the quarterly distribution attributable to a unit of Series A Preferred Units if such unit had been converted into Common Units (as hereinafter defined) pursuant to Section 4 hereof. The Distributions shall be declared and payable whenever distributions on the Common Units (defined below) are declared and paid (a "Distribution Payment Date"). If on any Distribution Payment Date the Company shall not be lawfully permitted under Delaware law to pay all or a portion of any such

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declared Distributions, the Company shall take such action as may be lawfully permitted in order to enable the Company to the extent permitted by Delaware law, lawfully to pay such Distributions. Distributions shall be cumulative in amounts equal to amounts described in subparagraphs (i) and (ii) above of this
Section 2 (a) (the "Distribution Rate") from the Date of Issuance, whether or not in any Distribution period such Distribution shall be declared or there shall be funds of the Company legally available for payment of such Distributions. In addition, if a Distribution is not made in any quarter at the Distribution Rate, then such Distribution shortfall shall bear interest from the last day of such quarter until the date paid (whether in cash or, pursuant to the next sentence, in Common Units) at an annual rate equal to the greater of
(a) nine percent (9%) per annum or (b) the Prime Rate as published in the New York Times or the Wall Street Journal. If during any period of five consecutive quarters, the Partnership has failed to make Distributions to holders of the Series A Preferred Units in amounts which, in the aggregate, equal or exceed the Distribution Rate for such five quarter period, the holders of the Series A Preferred Units may convert some or all of such Units to Common Units at the lesser of (1) $7.50 or (ii) the Market Price (as defined in the Partnership Agreement) on the date of such conversion. If during any period of five consecutive quarters, the Partnership has failed to make Distributions to holders of the Series A Preferred Units in amounts which, in the aggregate, equal or exceed the Distribution Rate for such five quarter period, such holders may also require the Company to issue to such holders, at any time and from time to time, Common Units equal in value to the amount by which Distributions for the period are less than the Distribution Rate for the period, plus interest on such shortfall as provided above (based on the Market Price on the date such holder requests payment in the form of Common Units). No Distributions shall be declared or paid on any class of Common Units or any other class or series of Preferred Units, other than Distributions declared and paid on such series of Preferred Units which, by the terms of such series, Certificate of Designation, have rights, preferences, powers, privileges and restrictions, qualifications and limitations that are senior or pari passu with the Series A Preferred Units (such Preferred Units hereinafter referred to as "Qualifying Preferred Units") until all Distributions, if any, due and legally payable on the Series A Preferred Units have been paid to the holders of such units. The record date for the payment of Distributions on the Series A Preferred Units shall be the day immediately prior to each such Distribution Payment Date.

                  (b) For purposes of this Certificate of Designation "Business Day" shall mean any day, excluding Saturday, Sunday and any other day on which commercial banks in New York are authorized or required by law to close.

         3. Liquidation. The Series A Preferred Units shall be preferred as to assets over any class of Common Units or other class of preferred units of the Company, other than Qualifying Preferred Units, such that in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred Units shall be entitled to have set apart for them, or to be paid out of the assets of the Company, before any distribution is made to or set apart for the holders of the Common Units or other series of preferred units or any other capital interest heretofore or hereafter issued, other than Qualifying Preferred Units, an amount in cash equal to the Stated Value per unit plus any "Accrued Distributions" (as defined below) as of such date of payment. "Accrued Distributions" shall mean, as of any date of determination, an amount equal to the amount of Distributions, determined at the rate fixed for the payment of distributions on the Series A Preferred Units on such date as provided in Section 2 hereof which would be paid on the Series A Preferred Units for the period of time elapsed from the most recent actual Distribution Payment Date to the date of determination together with any Distribution shortfall and interest thereon as provided in Section 2(a). If the assets or surplus funds to be distributed to the holders of the Series A Preferred Units are insufficient to permit the payment to such holders of their full preferential amount, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Units in proportion to the full preferential amount each such holder is otherwise entitled to receive.



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         4. Conversion of Series A Preferred Units.

                  The holders of Series A Preferred Units shall have the following conversion rights:

                  (i) Optional Right to Convert. Each Series A Preferred Unit shall be convertible, at any time or from time to time (with each such date being referred to as the "Conversion Date") and at the Conversion Price set forth below, into fully paid and nonassessable common units of limited partner interests of the Company ("Common Units"), at the option of the holder as set forth below ("Optional Conversion").

                  (ii) Mechanics of Conversion. Each holder of Series A Preferred Units who desires to convert part or all of the Series A Preferred Units held by it from time to time into Common Units shall provide notice to the Company in the form of the Notice of Conversion attached to the certificate pursuant to which the Series A Preferred Units were issued (which certificate and conversion notice (a "Conversion Notice") shall be in the form annexed hereto as Exhibit A) via telecopy, hand delivery or other mail or messenger service. The original Conversion Notice and the certificate or certificates representing the Series A Preferred Units for which conversion is elected (or an affidavit in form and substance reasonably satisfactory to the Company as to loss or destruction of such certificate or certificates), shall be delivered to the Company by nationally recognized courier, duly endorsed. The date upon which a Conversion Notice is initially received by the Company shall be a "Notice Date."

                  The Company shall issue and deliver within three (3) Business Days after the Notice Date, to such holder of Series A Preferred Units at the address of the holder on the books of the Company, (i) a certificate or certificates for the number of Common Units to which the holder shall be entitled as set forth herein and (ii) if the Series A Preferred Units represented by such certificate have been converted only in part, a new certificate evidencing the Series A Preferred Units not subject to the conversion. The person or persons entitled to receive the Common.Units issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Units on the date both of the Conversion Notice and original certificates (or affidavits) are received.

                  (iii) Conversion Price. Each Series A Preferred Unit shall be convertible into a number of Common Units or fraction of Common Units obtained pursuant to the following formula (the "Conversion Formula"):

                                   Redemption Price
                                   ----------------
                                   Conversion Price
where:
               Redemption     for each Series A Preferred Unit for which
               Price =        conversion is being elected, such unit's Stated
                              Value, plus any Accrued Distributions:

               Conversion
               Price =        $7.50


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         Notwithstanding the foregoing, with respect to (i) an Optional
Conversion after the seventh anniversary of the date hereof ("Seventh Anniversary") or (ii) any Mandatory Conversion, the Conversion Price shall be $7.50 unless during the period commencing on the first anniversary of the date hereof and ending on the Seventh Anniversary, the average closing price of a Common Share for any three (3) out of four (4) consecutive calendar quarters does not equal or exceed $7.50, in which event the Conversion Price shall equal the lesser of (i) $7.50 and (ii) the Market Price on the Mandatory Conversion Date or Notice Date, as applicable. The Conversion Price for an Optional Conversion prior to the Seventh Anniversary shall be $7.50.

                  (iv) Mandatory Conversion. At any time following the Seventh Anniversary, the Company may cause the conversion (a "Mandatory Conversion") of the Series A Preferred Units outstanding on the Mandatory Conversion Date (as hereinafter defined) into Common Units pursuant to the Conversion Formula as set forth above; provided, however, that no Mandatory Conversion may be effective with a Mandatory Conversion Date during the time between the record date for Distributions and the Distribution Payment Date for such record date.

                  To effect a Mandatory Conversion, the Company shall issue to each holder of record an irrevocable notice stating that the Company is effecting a Mandatory Conversion with regard to the Series A Preferred Units. Such notice shall contain a statement indicating the number of Series A Preferred Units subject to the Mandatory Conversion, and if less than all outstanding Series A Preferred Units are being so converted, the percentage of Series A Preferred Units held by each holder subject to the Mandatory Conversion. Unless otherwise agreed to by all the holders of Series A Preferred Units and the Company, any such Mandatory Conversion shall be exercised by the Company on a pro rata basis among all holders of Series A Preferred Units. On the Mandatory Conversion Date, each certificate representing Series A Preferred Units outstanding shall automatically, with no further action required by any holder or the Company, represent the number of Common Units of such holder, and such Series A Preferred Units remaining if less than all outstanding units of Series A Preferred Units were so converted, for which each Series A Preferred Unit was converted in accordance with this Section 4(iv). As promptly as practicable after the Mandatory Conversion Date and in no event more than three
(3) Business Days after the Mandatory Conversion Date, the Company shall issue and shall deliver to the holders of Series A Preferred Units subject to the Mandatory Conversion (i) a certificate representing the number of Common Units to which the Series A Preferred Units were converted in accordance with the provisions of this Section 4(iv) and (ii) if less than all outstanding Series A Preferred Units were so converted, upon submission to the Company of the certificate or certificates representing the Series A Preferred Units held by such holder immediately prior to the Mandatory Conversion, a new certificate evidencing the Series A Preferred Units held by such holder immediately following the Mandatory Conversion (until such time as such certificate or certificates are submitted to the Company, the certificate or certificates representing the Series A Preferred Units held by a holder immediately prior to the Mandatory Conversion shall be deemed to represent the number of Series A Preferred Units held by such holder immediately following the Mandatory Conversion). Such conversion shall be deemed to have been effected on the opening of business on the date the notice was received by the holders of record of Series A Preferred Units (the "Mandatory Conversion Date"), and at such time the rights of the holder as holder of the converted Series A Preferred Units shall cease and the person or persons in whose name or names any certificate or certificates for Common Units shall be issuable upon such Mandatory Conversion shall be deemed to have become the holder or holders of record of the Common Units represented thereby and shall be immediately eligible to convert such Common Units to shares of the REIT by notice to the Company without further deliveries.


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                  (v) Reservation of Common Units Issuable Upon Conversion. The
Company shall at all times reserve and keep available out of its authorized but unissued Common Units, solely for the purpose of effecting the conversion of the Series A Preferred Units, such number of its Common Units as shall from time to time be sufficient to effect the conversion of all then outstanding Series A Preferred Units. If at any time the number of authorized but unissued Common Units shall not be sufficient to effect the conversion of all then outstanding Series A Preferred Units, no Mandatory Conversion may take place and the Company will take such action as may be necessary to increase its authorized but unissued Common Units to such number of units as shall be sufficient for such purpose.

                  (vi) Adjustment to Conversion Price.
                       ------------------------------

                           (a) If, prior to the conversion of all Series A
Preferred Units, the number of outstanding Common Units is increased by a unit split, reclassification Of units or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding Common Units is decreased by a combination or reclassification of units. or other similar event, the Conversion Price shall be proportionately increased.

                           (b) If prior to the conversion of all Series A
Preferred Units, there shall be any merger, consolidation, exchange of units, recapitalization reorganization, or other similar event (each, an "Adjustment Event"), as a result of which Common Units of the Company shall be changed into the same or a different number of securities of the same or another class or classes of units or securities of the Company or another entity (the "Substitute Units:), then the holders of Series A Preferred Units shall thereafter have the right to receive upon conversion of Series A Preferred Units, upon the basis and upon the terms and conditions specified herein and in lieu of the Common Units otherwise issuable upon conversion, such number of Substitute Units as would have been issuable with respect to or in exchange for the number of Common Units that would have been issuable upon the conversion of Series A Preferred Units held by such holders immediately prior to such Adjustment Event. In any such case appropriate provisions shall be made with respect to the rights and interest of the holders of the Series A Preferred Units to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of Common Units issuable upon conversion of the Series A Preferred Units) shall thereafter be applicable, as nearly as may be practicable in relation to any units or securities thereafter deliverable upon the exercise hereof. The Company shall not effect any transaction described in this subsection unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the holders of the Series A Preferred Units such units and/or securities as, in accordance with the foregoing provisions, the holders of the Series A Preferred Units may be entitled to receive upon conversion thereof.

                           (c) If any adjustment under this subsection would
create a fractional unit of Common Units or a right to acquire a fractional unit of Common Units, such fractional units shall be issued.

                  v. Status of Converted Units. In the event any Series A Preferred Units shall be converted as contemplated by this Certificate of Designation, the units so converted shall be retired, canceled, and shall not be issuable by the Company as Series A Preferred Units.



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                  vi. Distributions on Converted Units. All distributions to be made with respect to Common Units received pursuant to an Optional Conversion of Series A Preferred Units or a Mandatory Conversion of Series A Preferred Units shall be determined as if the Common Units were received on the first Business Day following the date of the last regular distribution made with respect to the Common Units (i.e. the holders of the Common Units received upon conversion shall be entitled to the full quarterly distribution with respect to such Common Units); provided, however, that in the case of a Mandatory Conversion, if such Mandatory Conversion occurs on a date other than a Distribution Payment Date, on the Distribution Payment Date immediately following the Mandatory Conversion, the holder of Common Units received pursuant to such Mandatory Conversion shall receive a distribution equal to the greater of (i) the distribution to be received by holders of Common Units on such date (the "Common Unit Distribution") and (ii) the sum of (A) the Distribution multiplied by the quotient obtained by dividing (i) the number of days elapsed between the previous Distribution Payment Date and the Mandatory Conversion Date by (ii) the total number of days elapsed between the previous Distribution Payment Date and the then current Distribution Payment Date (the "Total Conversion Period Days") and (B) the Common Unit Distribution multiplied by the quotient obtained by dividing (i) the number of days elapsed between the Mandatory Conversion Date and the then current Distribution Payment Date by (ii) the Total Conversion Period Days.

         5. No Reissuance. Any Series A Preferred Units exchanged, redeemed, purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.

         6. Voting. The Company shall not, without the affirmative consent of the holders of at least seventy-five percent (75%) of the outstanding Series A Preferred Units:

                  (a) in any manner authorize, create or issue any additional preferred units or any class or series of capital interests, in either case (i) ranking, either as to payment of distributions or distribution of assets, prior to, the Series A Preferred Units or (ii) which in any manner adversely affects the holders of units of Series A Preferred Units., or authorize, create or issue any capital interests of any class or series or any bonds, debentures, notes or other obligations convertible into a exchangeable for, or having optional rights to purchase, any capital interests having any such preference or priority or so adversely affecting the holder of Series A Preferred Units; or

                  (b) in any manner alter or change the designations or the powers, preferences or rights, or the qualifications, limitations or restrictions of the Series A Preferred Units; or

                  (c) reclassify the Common Units or any other units of any class or series of capital interests hereafter created junior to the Series A Preferred Units into capitalization of any class or series of capital interests
(i) ranking, either as to payment of dividends or distribution of assets prior to or pari passu with the Series A Preferred Units. or (ii) which in any manner adversely affects the holders of Series A Preferred Units; or

                  (d) alter the one-to-one equivalence of a Common Unit and a Common Share (as adjusted to reflect anti-dilution protection).


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         7.  Notice of Certain Events. If at any time, the Company and/or Acadia
Realty Trust, a Maryland trust ("Acadia") proposes:

                  (a) to pay any distribution or dividend payable in securities (of any class or classes) or any obligations, stock or units convertible into or exchangeable for Common Units or the common shares of beneficial interest of Acadia, par value $.0l per share ("Common Shares") upon either of their capital securities, including without limitation (i) Common Units or Common Shares or
(ii) a cash distribution other than its customary quarterly cash distribution (collectively, an "Extraordinary Distribution");

                  (b) to grant to the holders of its Common Units or Common Shares generally any rights or warrants (excluding any warrants or other rights granted to any employee, director, officer contractor or consultant of the Company or Acadia pursuant to any plan approved by the general partner of the Company or the Board of Trustees of Acadia (a "Rights Distribution");

                  (c) to effect any capital reorganization or reclassification of capital securities of the Company or Acadia;

                  (d) to consolidate with, or merge into, any other company or to transfer its property as an entity or substantially as an entirety; or

                  (e) to effect the liquidation, dissolution or winding up of the Company or Acadia, then, in any one or more of the foregoing cases, the Company shall give, by certified or registered mail, postage prepaid, addressed to the holders of Series A Preferred Units at the address of such holders as shown on the record books of the Company, (i) at least thirty (30) days' prior written notice of the date on which the books of the Company shall close or of a record date fixed for such dividend. distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least thirty (30) days' prior written notice of the date when the same shall take place. Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of any class of capital securities shall be entitled thereto; or

                  (f) to issue Preferred Units senior to the Series A Preferred Units; it shall give at least ten (10) days' prior written notice of such event to the holders of the series A Preferred Units. In addition, it will give such notice as it is required to give to holders of any other Series of Preferred Units.

         8. Rank and Limitations of Preferred Units. All Series A Preferred Units shall rank equally with each other Series A Preferred Units and shall be identical in all respects.

         9. Joinder with Acadia Realty Trust hereunder. The Company joins in the covenant of Acadia set forth below.

         10. Notices. All notices to be given hereunder shall be personally delivered (including by nationally recognized overnight carriers, such as Federal Express) or sent by registered or certified mail, return receipt requested, with postage prepaid.

         11. Certificate Governs. In the event of any conflict between the provisions of this Certificate of Designation and the provisions of the Partnership Agreement, the provisions of this Certificate of Designation shall govern.



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All notices sent by mail shall be deemed effectively given on the date that is three (3) business days after the date of such mailing. All notices personally delivered shall be deemed effectively given on the date of such delivery.


November  18, 1999                         ACADIA REALTY LIMITED PARTNERSHIP

                                           By: Acadia Realty Trust
                                               its General Partner


                                           By:/s/Kenneth F. Bernstein
                                              ----------------------------------
                                                 Kenneth F. Bernstein
                                                 President



So long as any Series A Preferred Units or Common Units issued upon the conversion thereof are outstanding, the undersigned agrees to (i) maintain the one-to-one equivalence of a Common Share and a Common Unit (subject to anti-dilution protections) and (ii) abide by this Agreement and cause the General Partner of the Company to abide by this Agreement.



November 18, 1 999                         Acadia Realty Trust



                                           By:/s/Kenneth F. Bernstein
                                              ----------------------------------
                                                 Kenneth F. Bernstein
                                                 President